UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2007

ZEROS & ONES, INC.
(Exact name of registrant as specified in its charter)

Nevada	33-26531-LA	88-0241079
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7119 Sunset Blvd., Suite 318 Los Angeles, California	90046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 710-6637

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Zeros & Ones, Inc. (the "Registrant”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 8.01	Other Events.

On January 8, 2007, Zeros & Ones, Inc., together with its subsidiary, RocketStream, Inc., issued a press release announcing the rollout plan for the RocketStream group of products. A copy of the press release is incorporated by reference and filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exh. No.	Description

99.1.	“Zeros & Ones, Inc. Announces Rollout Plan for RocketStream Product Suite.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEROS & ONES, INC.

	By:	/s/ MARK LAISURE
Date: January 10, 2007		Name: Mark Laisure
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title

99.1.	Press release dated January 8, 2007 entitled “Zeros & Ones, Inc. Announces Rollout Plan for RocketStream Product Suite.”